United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2007 (July 18, 2007)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 19, 2007, ePlus inc. (the “Company”) announced that it received a letter dated July 18, 2007 from the Board of Directors (the “Nasdaq Board”) of The NASDAQ Stock Market LLC (“Nasdaq”), stating that the Nasdaq Board has withdrawn its call for review of the May 10, 2007 decision of the Nasdaq Listing and Hearing Review Council regarding the Company.  The letter from the Nasdaq Board also stated that, effective at the opening of business on Friday, July 20, 2007, the Company’s common stock will be delisted from the Nasdaq Global Market because the Company is not in compliance with the Nasdaq continued listing requirement set forth in Marketplace Rule 4310(c)(14), which requires the Company to make on a timely basis all filings with the Securities and Exchange Commission.

A copy of the Company’s press release issued on July 19, 2007, relating to the foregoing, is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1           Press Release dated July 19, 2007 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: July 19, 2007	Chief Financial Officer

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